UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2022
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The Simply Good Foods Company
(Exact name of registrant as specified in its charter)
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Delaware	001-38115	82-1038121
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1225 17th Street, Suite 1000
Denver, CO 80202
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 633-2840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMPL	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) On October 25, 2022, Todd E. Cunfer Chief Financial Officer of The Simply Good Foods Company (the “Company”), notified the Company of his decision to resign from all positions with the Company and its subsidiaries, effective October 27, 2022. Mr. Cunfer will remain as a Company employee through a brief transition period.

Effective, October 27, 2022, the Company appointed Shaun Mara to serve as its Chief Financial Officer. Mr. Mara, age 57, currently serves as the Company’s Senior Vice President of Strategy and Business Development reporting to Joseph E. Scalzo, the Company’s President and Chief Executive Officer. As the Company’s Chief Financial Officer, Mr. Mara will lead the Company’s finance function, including tax, treasury, internal audit, investor relations, external development, corporate financial planning and analysis, and financial systems, as well as the Company’s information technology group. Mr. Mara will continue to report to Mr. Scalzo.

Mr. Mara has served as the Company’s Senior Vice President of Strategy and Business Development since June 2019. From August 2014 to November 2017, Mr. Mara was also Chief Financial Officer and Chief Administrative Officer of Atkins Nutritionals, Inc., which combined with Conyers Park Acquisition Corp. in July 2017 to form the Company as a publicly traded company.

In addition to his experience with the Company and Atkins Nutritionals, Inc., Mr. Mara was Chief Financial Officer of Dean Foods Company from 2010 to April 2013, Chief Financial Officer of Roofing Supply Company from August 2013 to July 2014, an independent consultant providing financial and strategic business development services from January 2018 until October 2018 and Chief Financial Officer of Teasdale Latin Foods from November 2018 to March 2019. Prior to these positions, Mr. Mara held senior financial positions with William Wrigley Jr. Company, the Gillette Company and Staples, Inc. over a period of more than 20 years.

In consideration of this appointment, the Compensation Committee of the Company’s Board of Directors approved certain adjustments to Mr. Mara’s compensation arrangements. Effective October 27, 2022, Mr. Mara will earn a base salary of $480,000 per year and will be eligible to earn a target short-term incentive award of 70% of his base salary. In addition, with respect to annual long-term incentive (“LTI”) awards, which are typically granted to officers and key employees in November of each year, Mr. Mara’s grant date target LTI award will be $600,000. Mr. Mara’s LTI awards will be effective with the 2023 LTI grant cycle.
In addition to the LTI awards, Mr. Mara will receive a one-time award of restricted stock units (“RSUs”) with a grant date value of $1,000,000, which will vest 75% on the date that is 18 months from the grant date and 25% on the second anniversary of the grant date. The vesting on the one-time RSUs grant will accelerate in full should Mr. Mara be terminated without “cause” or for “good reason” as those terms are defined in the Company’s Amended and Restated Executive Severance Compensation Plan. This one-time RSUs award will also be effective with the 2023 LTI grant cycle.

The foregoing description of the appointment and compensation arrangements of Mr. Mara does not purport to be complete and is qualified in its entirety by reference to the Company’s offer letter attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Offer Letter between The Simply Good Foods Company and Shaun Mara, dated October 26, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 27, 2022	By:	/s/ Timothy Kraft
		Name:	Timothy Kraft
		Title:	Chief Legal Officer